Exhibit 10.6

Notice of Grant of Stock Options and Option Agreement	Fair Isaac Corporation ID: 94-1499887 901 Marquette Avenue, Suite 3200 Minneapolis, MN 55402

Name Address City State Zip	Option Number: Plan:

Effective                     , you have been granted a Non-Statutory Stock Option to buy             shares of Fair Isaac Corporation (the “Company”) stock at an exercise price of $                    per share.

The total exercise price of the shares granted is $                    .

The option will vest in installments on the dates shown below.

Shares	Vesting Date

The option will expire on                     .

By your signature below, you acknowledge that this option is granted under and governed by the terms and conditions of the Company’s 2012 Long-Term Incentive Plan (the “Plan”) and the Option Agreement, which are attached to and made a part of this document.

Date

Fair Isaac Corporation

Name	Date
Date Time:

Fair Isaac Corporation

2012 Long-Term Incentive Plan

Director Non-Statutory Stock Option Agreement

Option Terms and Conditions*

1.	Non-Statutory Stock Option. This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code and will be interpreted accordingly.

2.	Vesting and Exercise Schedule. This Option will vest and become exercisable as to the portion of Shares and on the dates specified on the cover page to this Agreement, so long as you remain a director of the Company or any of its Affiliates. The vesting and exercise schedule is cumulative, meaning that to the extent the Option has not already been exercised and has not expired, terminated or been cancelled, you or the person otherwise entitled to exercise the Option as provided in this Agreement may at any time purchase all or any portion of the Shares that may then be purchased under that schedule.

Vesting and exercisability of this Option will be accelerated during the term of the Option if your Service to the Company or any Affiliate terminates because of your death or Disability, as provided in Section 6(e)(2) of the Plan. Vesting and exercisability will also be accelerated under the circumstances described in Section 13(d) of the Plan or upon a Change in Control and may be accelerated by action of the Committee in accordance with Section 3(b)(2) of the Plan.

3.	Expiration. This Option will expire and will no longer be exercisable at 5:00 p.m. Central Time on the earlier of:

(a)	the expiration date specified on the cover page of this Agreement; or

(b)	the date that is one year after the termination of your Service as a director of the Company or any of its Affiliates.

4.	Service Requirement. Except as otherwise provided in Section 3(b) of this Agreement and Section 6(e)(2) of the Plan, this Option may be exercised only while you continue to provide Service to the Company or any Affiliate, and only if you have continuously provided such Service since the date this Option was granted.

5.	Exercise of Option. Subject to Section 4 of this Agreement and the Company’s policies governing trading in its securities, the vested and exercisable portion of this Option may be exercised through use of an account maintained for you by a securities broker approved by the Company or through delivery to the Company’s Stock Administration office of written notification of exercise that states the number of Shares to be purchased and is signed or otherwise authenticated by the person exercising this Option. If the person exercising this Option is not the Optionee, he or she also must submit appropriate proof of his or her right to exercise this Option.

*	To the extent any capitalized term used in this Agreement is not defined, it has the meaning assigned to it in the Plan as the Plan currently exists or as it is amended in the future.

6.	Payment of Exercise Price. When you submit your notice of exercise pursuant to Section 5 of this Agreement, you must include payment of the exercise price of the Shares being purchased through one or a combination of the following methods:

(a)	your personal check, a cashier’s check or money order;

(b)	to the extent permitted by law, a broker-assisted cashless exercise in which you irrevocably instruct a broker to deliver proceeds of a sale of all or a portion of the Shares for which the Option is being exercised to the Company in payment of the purchase price of such Shares;

(c)	by delivery to the Company or its designated agent of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Shares for which the Option is being exercised; or

(d)	by a reduction in the number of Shares to be delivered to you upon exercise, such number of Shares to be withheld having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Shares for which the Option is being exercised.

However, if the Committee determines, in any given circumstance, that payment of the exercise price with Shares pursuant to option (c) above or by authorizing the Company to retain Shares pursuant to option (d) above is undesirable for any reason, you will not be permitted to pay any portion of the exercise price in that manner.

7.	Withholding Taxes. You are responsible for paying any withholding taxes that may be due as a result of your exercise of this Option. The Company will not withhold any taxes on your behalf.

8.	Delivery of Shares. As soon as practicable after the Company receives the notice of exercise and exercise price provided for above, and determines that all conditions to exercise have been satisfied, it will arrange for the delivery of the Shares being purchased. Delivery of the Shares shall be effected by the electronic delivery of the Shares to a brokerage account designated by you and acceptable to the Company, or by another method provided by the Company. All Shares so issued will be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to issue or deliver any Shares prior to the completion of any registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company may determine to be necessary or desirable.

9.	Transfer of Option. During your lifetime, only you (or your guardian or legal representative in the event of legal incapacity) may exercise this Option except in the case of a transfer described below. You may not assign or transfer this Option other than (i) a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d) of the Plan, (ii) pursuant to a qualified domestic relations order, or (iii) by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933). Following any such transfer, this Option shall continue to be subject to the same terms and conditions that were applicable to this Option immediately prior to its transfer and may be exercised by such permitted transferee as and to the extent that this Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.

10.	No Shareholder Rights Before Exercise. Neither you nor any permitted transferee of this Option will have any of the rights of a shareholder of the Company with respect to any Shares subject to this Option until such Shares have been delivered to you or your permitted transferee pursuant to Section 8 of this Agreement. No adjustments shall be made for dividends or other rights if the applicable record date occurs before such delivery has been effected, except as otherwise described in the Plan.

11.	Discontinuance of Service. This Agreement does not give you a right to continued Service with the Company or any Affiliate, and the Company or any such Affiliate may terminate your Service at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement.

12.	Governing Plan Document. This Agreement and Option are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

13.	Choice of Law. This Agreement will be interpreted and enforced under the laws of the state of Minnesota (without regard to its conflicts or choice of law principles).

14.	Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

By accepting this Option in the manner prescribed by the Company, you agree to all the terms and conditions described in this Agreement and in the Plan document.

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